UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2025

HUINENG TECHNOLOGY CORPORATION

(Exact name of registrant issuer as specified in its charter)

Nevada	333-276237	37-2108225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

(+60)3 2116 5722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01 Changes in Control of Registrant.

On August 1, 2025, a Stock Purchase Agreement was entered into between Kae Ren Tee (the “Seller”) and Ping Li (the “Purchaser”), wherein the Purchaser purchased 32,140,000 shares of Common Shares at a price of $0.001 per share (the “Shares”), of Huineng Technology Corporation, a Nevada corporation (the “Company”). This transaction was financed through the Purchaser’s own capital. As a result, the Purchaser became an approximately 72.2% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUINENG TECHNOLOGY CORPORATION
(Name of Registrant)
Date: August 7, 2025
	By:	/s/ Guoxiang Ao
	Name:	Guoxiang Ao
	Title:	President, Chief Executive Officer, Secretary, Treasurer, and Director